Exhibit 99.1

Ariba Completes Acquisition of Quadrem

SUNNYVALE, Calif., January 27, 2011 – Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced that it has completed the acquisition of Quadrem, a privately-held provider of one of the world’s largest supply networks and on-demand supply management solutions.

“The acquisition of Quadrem is a very positive move for Ariba that will enable us to help more buyers and sellers around the world optimize their commerce activities and the results that they deliver,” said Bob Calderoni, CEO, Ariba. “With the addition of Quadrem’s offerings, we can further expand the depth and breadth of our network and deliver scale and global reach that is unmatched in the marketplace.”

Originally announced on November 18, the acquisition of Quadrem will add approximately 70,000 suppliers in 65 countries and large buyer customers to the Ariba® Network, including Alcoa, Anglo American, BHP Billiton, Nestlé, Vale and Rio Tinto. It will also allow Ariba to further penetrate a range of industries, including: natural resources, oil & gas and manufacturing as well as key emerging markets in the Southern Hemisphere.

“At Ariba, our mission is to make it easier for businesses of all sizes and industries to buy, sell, and manage their cash,” Calderoni continued. “The acquisition of Quadrem gives us additional tools through which we can do this.”

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading technology with the world’s largest web-based trading community to help companies discover, connect and collaborate with a global network of partners – all in a cloud-based environment. Using the Ariba® Commerce Cloud, businesses of all sizes can buy, sell and manage cash more efficiently and effectively. Over 340,000 companies around the globe use the Ariba Commerce Cloud to simplify inter-enterprise commerce and enhance results. Why not join them? To get on the path to Better Commerce visit: www.ariba.com/commercecloud/

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Copyright © 1996 – 2011 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions, including difficulties with the integration process or the realization of benefits of a transaction; the impact of our disposition, including the potential disruption of our ongoing business; the ability to attract and retain qualified employees; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions and dispositions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed with the SEC on November 23, 2010.

Investor Contact:

John Duncan

Ariba, Inc.

650-390-1200

investorinfo@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

412-297-8177

kmaster@ariba.com